UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/21/2007

VARSITY GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28977

DE	54-1876848
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1300 19th Street NW, 8th Floor Washington, DC 20036
(Address of principal executive offices, including zip code)

202.349.1242
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 4.01.    Changes in Registrant's Certifying Accountant

On June 21, 2007, Varsity Group Inc., (the "Company") dismissed PricewaterhouseCoopers LLP (the "former auditor"), as its independent registered public accounting firm. Effective June 21, 2007, the Company engaged McGladrey & Pullen, LLP as its new independent registered public accounting firm. The Company's board of directors has approved the dismissal of the former auditor, and the appointment of McGladrey & Pullen, LLP as its new independent registered public accounting firm.

The reports of the former auditor on the Company's financial statements for the years ended December 31, 2006 and December 31, 2005 contained neither an adverse opinion, or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2006 and December 31, 2005 and through June 21, 2007, there were no disagreements with the former auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the former auditors satisfaction, would have caused them to make reference thereto in their reports on the Company's consolidated financial statements for such years.

During the years ended December 31, 2006 and December 31, 2005 and through June 21, 2007, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except where noted below:

As of December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007, the Company did not maintain effective controls over the accuracy of the calculation of earnings per share. Effective controls were not in place over the calculation of diluted shares outstanding for purposes of calculating diluted earnings per share. This control deficiency resulted in a computational error of the number of shares to be assumed as repurchased in the application of the treasury stock method that was not prevented or detected. Additionally, this control deficiency could result in a misstatement of earnings per share that would have resulted in a material misstatement to annual or interim financial statements that would not have been prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.   The Company has previously disclosed this control deficiency with the SEC.

The Company has authorized the former auditors to respond fully to the inquiries of McGladrey & Pullen, LLP relating to the material weakness.

The Company provided the former auditor with a copy of this Current Report on form 8-K and requested that they furnish us with a letter addressed to the SEC stating whether or not they agree with the above statements. A copy of this letter is filed as an exhibit to this Form 8-K.

During the years ended December 31, 2006 and December 31, 2005 and through June 21, 2007, the Company did not consult McGladrey & Pullen, LLP regarding either:

1) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that McGladrey & Pullen, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2) any matter that was either the subject of disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARSITY GROUP INC

Date: June 26, 2007	By:	/s/ Jim Craig
Jim Craig
CFO

Exhibit Index

Exhibit No.	Description
EX-16.1